UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2026

Quantum Leap Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43262	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Willow Workplace Menlo Park

80 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 444-4105

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	QLEP	New York Stock Exchange
Warrants, each exercisable for one Class A ordinary share, and the conversion of any working capital loans into equity, if elected by the Sponsor	QLEP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on May 4, 2026, Quantum Leap Acquisition Corp (the “Company”) consummated its initial public offering (“IPO”) of 20,000,000 units (the “Units”) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one redeemable warrant (each, a “Warrant”). In connection with the IPO, the Company granted the underwriter a 45-day option to purchase up to an additional 3,000,000 Units at the initial public offering price to cover over-allotments, if any.

As previously reported, on May 8, 2026, the underwriter notified the Company of its partial exercise of the over-allotment option to purchase an additional 917,392 Units, which closed on May 12, 2026.

On June 18, 2026, the underwriter notified the Company of its exercise of the remaining portion of the over-allotment option to purchase an additional 2,082,608 Units at $10.00 per Unit, generating additional gross proceeds to the Company of $20,826,080. The exercise of the remaining over-allotment option closed on June 22, 2026, and, as a result, the underwriter has exercised its over-allotment option in full for an aggregate of 3,000,000 Units.

Simultaneously with the closing of the remaining exercise of the over-allotment option which closed on June 22, 2026, and pursuant to that certain Private Placement Units Purchase Agreement, dated as of May 4, 2026, by and between the Company and Paddington Partners 88 LLC (the “Sponsor”), the Sponsor agreed to purchase an additional 43,946 private placement units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $439,460. The Private Placement Units (and underlying securities) are identical to the Units sold in the IPO, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to the sale of the Private Placement Units. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Following the closing of the remaining exercise of the over-allotment option, as is more particularly described in the audited balance sheet, an aggregate of $233,146,313 is held in the Company’s U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

On June 23, 2026, the Class A Ordinary Shares and Warrants comprising the Units commenced separate trading on the New York Stock Exchange under the symbols “QLEP” and “QLEP WS,” respectively. At such time, holders ceased to hold Units, the Units ceased to trade, and the Units are no longer listed on the New York Stock Exchange.

An audited balance sheet as of June 22, 2026 reflecting the receipt of the proceeds from the IPO, the Private Placement and the exercise of the over-allotment option has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Balance Sheet as of June 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM LEAP ACQUISITION CORP

	By:	/s/ Kervin Pillay
		Name:	Kervin Pillay
		Title:	Chief Executive Officer

Dated: July 8, 2026

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